EXHIBIT I

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required on Schedule 13D need be filed with respect to ownership by each of the undersigned of shares of Common Stock of North American Scientific, Inc.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Date:  June 16, 2006

THREE ARCH PARTNERS IV, L.P.

By:	Three Arch Management IV, L.L.C.

By:	*
Managing Member

THREE ARCH ASSOCIATES IV, L.P.

By:	Three Arch Management IV, L.L.C.

By:	*
Managing Member

THREE ARCH MANAGEMENT IV, L.L.C.

By:	*
Managing Member

THREE ARCH CAPITAL, L.P.

By:	TAC Management, L.L.C.

By:	*
Managing Member

TAC ASSOCIATES, L.P.

By:	TAC Management, L.L.C

By:	*
Managing Member

TAC MANAGEMENT, L.L.C.

By:	*
Managing Member

MARK A. WAN

By:	*
Mark A. Wan

WILFRED E. JAEGER

By:	*
Wilfred E. Jaeger

BARCLAY NICHOLSON

By:	*
Barclay Nicholson

*By:	/s/ Barclay Nicholson
Name:	Barclay Nicholson
Authorized Person

This Schedule 13D was executed by Barclay Nicholson, pursuant to a Statement Appointing Designated Filer and Authorized Signatory, which is incorporated herein by reference.